UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21898	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 South Lake Avenue, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 304-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 13, 2006, Arrowhead Research Corporation (the “Company”) executed a Series A Preferred Stock Purchase Agreement (“Agreement”) with NanoPolaris, Inc. (“NanoPolaris”), a Delaware company and majority owned subsidiary of the Company. Pursuant to the Agreement, the Company purchased 2,889,000 shares of NanoPolaris’ Series A Preferred Stock for an initial investment of $3 million. In addition, the Company entered into an agreement to provide up to $4 million of additional capital to NanoPolaris, with $2 million to be paid on the first anniversary of closing and the remaining $2 million to be paid on the second anniversary of closing. In the event the Company fails to make a required capital contribution as set forth in such agreement, the Company’s Series A Preferred Stock will be adjusted resulting in a reduction of its percentage ownership of NanoPolaris. The terms and provisions for the payment of the $4 million of additional capital are included in an Agreement to Provide Additional Capital, also executed on June 13, 2006.

The above-described investment in NanoPolaris was made in connection with NanoPolaris’ acquisition of substantially all of Unidym’s net assets, including its intellectual property, prototypes, and equipment. Unidym is a Los Angeles company that develops carbon nanotube-based electronics founded by Dr. George Gruener. Dr. Gruener is a distinguished UCLA professor and will be the Chief Technical Officer of the combined company under NanoPolaris. NanoPolaris purchased the net assets of Unidym for a purchase price consisting of cash and shares of NanoPolaris common stock equal to 10% of NanoPolaris’ outstanding voting stock at closing.

The foregoing is a general description only and is subject to the detailed terms and conditions, and is qualified in its entirety by reference, to the Agreement, attached as Exhibit 10.1, and the Agreement to Provide Additional Capital, attached as Exhibit 10.2. A copy of the press release announcing NanoPolaris’ net asset acquisition of Unidym and the Company’s additional investment in NanoPolaris is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated herein by this reference.

Item 9.01.	Exhibits

Exhibit No.	Description
10.1	Series A Preferred Stock Purchase Agreement by and between the Company and NanoPolaris.

10.2	Agreement to Provide Additional Capital by and between the Company and NanoPolaris.

99.1	Press Release, announcing the Company’s additional investment in NanoPolaris and NanoPolaris’ net asset acquisition of Unidym.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2006

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Joseph T. Kingsley
Joseph T. Kingsley, President